                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                  June 6, 1996
                                 Date of Report
                        (Date of earliest event reported)


                    OCCUPATIONAL HEALTH + REHABILITATION INC
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)

       02-21428                                           13-3464527
(Commission File Number)                       (IRS Employer Identification No.)


                           175 Derby Street, Suite 36
                        Hingham, Massachusetts 02043-5048
               (Address of principal executive offices) (Zip Code)



                                 (617) 741-5175
              (Registrant's telephone number, including area code)



                     Telor Ophthalmic Pharmaceuticals, Inc.
                         790 Turnpike Street, Suite 202
                       North Andover, Massachusetts 01845
          (Former name or former address, if changed since last report)

Item 2.           Acquisition or Disposition of Assets.

         On June 6, 1996, Telor Ophthalmic Pharmaceuticals, Inc. ("Telor") merged (the "Merger") with Occupational Health + Rehabilitation Inc ("OH+R"), with Telor being the surviving company (the "Company"). In connection with the Merger, the Company changed its name to Occupational Health + Rehabilitation Inc. Prior to the Merger, Telor had no operating business. OH+R is an early stage company that develops, owns and operates multi-disciplinary, outpatient healthcare centers for the prevention, treatment and management of work-related injuries and illnesses. As a result of the Merger, the Company's primary business is the business of OH+R. The Merger is being accounted for as a "reverse acquisition" whereby OH+R will be deemed to have acquired Telor for financial reporting purposes.

         In conjunction with the Merger, the Company issued to the former stockholders of OH+R 681,415 shares of its common stock in exchange for all outstanding shares of OH+R capital stock. In addition, outstanding options held by employees, directors and consultants of OH+R to purchase 832,000 shares of OH+R common stock now entitle the holders to purchase approximately 117,807 shares of Company common stock. Warrants to purchase 148,150 shares of OH+R common stock now entitle the holders to acquire 20,975 shares of Company common stock.

         The number of shares of Company common stock that each holder of the OH+R capital stock received in the Merger was determined by multiplying the number of shares of OH+R capital stock held by each holder by a fraction, the numerator of which was equal to the total number of issued and outstanding shares of capital stock of Telor (assuming the exercise of all Telor options), and the denominator of which was equal to the total number of issued and outstanding shares of capital stock of OH+R (assuming the exercise of all OH+R options and warrants).

         Since the transaction was structured as a merger, the Company did not need or obtain funds from third parties in order to consummate the Merger. Prior to the Merger, Prince Venture Partners, III L.P. ("Prince III") was a stockholder of Telor and OH+R, and one general partner of Prince III served on Telor's board of directors and another general partner of Prince III served on OH+R's board of directors. There was no other material relationship between the former stockholders of OH+R and Telor or any of Telor's affiliates, officers or directors (or any associates thereof).

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

         (a)      Financial statements of business acquired.

                  (i) Audited financial statements of OH+R for the following periods:

                           Consolidated Balance Sheets at December 31, 1995 and
                             1994
                           Consolidated Statements of Operations for the years
                             ended December 31, 1995, 1994 and 1993
                           Consolidated Statements of Common Stockholders'
                             Equity (Deficit) and Redeemable Stock for the years ended December 31, 1995, 1994 and 1993
                           Consolidated Statements of Cash Flows for the years
                             ended December 31, 1995, 1994 and 1993
                           Notes to Consolidated Financial Statements

                  (ii) Unaudited financial statements of OH+R for the following periods:

                           Consolidated Balance Sheets at March 31, 1996 and
                             1995
                           Consolidated Statements of Operations for the
                             three months ended March 31, 1996 and 1995
                           Consolidated Statements of Common Stockholders'
                             Equity (Deficit) and Redeemable Stock for the three months ended March 31, 1996 and 1995
                           Consolidated Statements of Cash Flows for the three
                             months ended March 31, 1996 and 1995
                           Notes to Unaudited Consolidated Financial Statements

         The foregoing financial statements, together with the Report of Independent Auditors, are included on pages F-1 through F-28 of this report.

         (b)      Pro forma financial information.

                  (i)      Unaudited Pro Forma Combined Financial Information
                  (ii)     Unaudited Pro Forma Combined Balance Sheet at March
                             31, 1996
                  (iii)    Unaudited Pro Forma Combined Statement of Operations
                             for the year ended December 31, 1995
                  (iv)     Unaudited Pro Forma Combined Statement of Operations
                             for the three months ended March 31, 1996
                  (v)      Notes to Unaudited Pro Forma Combined Financial
                             Information

         The foregoing pro forma financial information is included on pages P-1 through P-7 of this report.

         (c)      Exhibits.

         2.1(a) Agreement and Plan of Merger, by and between Telor and OH+R, dated as of February 22, 1996 (Filed as Exhibit 10.50 to Form 10-K for the year ended December 31, 1995, File No. 0-21428 and incorporated by reference herein).

         2.1(b) Amendment No. 1 to the Agreement and Plan of Merger, dated as of April 30, 1996 (Filed herewith).

         2.1(c) Amendment No. 2 to the Agreement and Plan of Merger, dated as of May 10, 1996 (Filed herewith).

         4.1 Restated Certificate of Incorporation (Filed herewith).

         23.1              Consent of Ernst & Young LLP (Filed herewith).

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  August 13, 1996                          OCCUPATIONAL HEALTH +
                                                REHABILITATION INC

                                                /s/ John C. Garbarino
                                                -----------------------------
                                                John C. Garbarino
                                                President and Chief Executive
                                                Officer

ERNST & YOUNG LLP        200 Clarendon Street              Phone:  617 266-2000
                         Boston                            Fax:  617 266-5843
                         Massachusetts  02116-5072


                         Report of Independent Auditors


Board of Directors
Occupational Health + Rehabilitation Inc

We have audited the accompanying consolidated balance sheets of Occupational Health + Rehabilitation Inc and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Occupational Health + Rehabilitation Inc and subsidiaries at December 31, 1995 and 1994, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.


                                                          Ernst & Young LLP

January 23, 1996, except for Note 13,
as to which the date is March 4, 1996

                    Occupational Health + Rehabilitation Inc

                           Consolidated Balance Sheets

                                                                        December 31
                                                                   1995              1994
                                                               -----------------------------
Assets
Current assets:
  Cash and cash equivalents                                    $  368,959         $1,211,285
  Accounts receivable, less allowance for
    doubtful accounts of $75,155 and $72,766
    in 1995 and 1994, respectively                                236,875            533,949
Prepaid expenses                                                  103,406             76,081
Other accounts receivable                                                             62,625
Due from related party                                            680,445
Other assets                                                      166,056
                                                               -----------------------------
Total current assets                                            1,555,741          1,883,940

Property and equipment, net                                     1,058,311            559,911
Intangible assets, net                                          1,565,179            899,611
Deposits                                                           40,864             36,495
Other assets                                                       29,167            125,000
                                                               -----------------------------
Total assets                                                   $4,249,262         $3,504,957
                                                               =============================

Liabilities, redeemable stock and stockholders' equity
  (deficit)
Current liabilities:
  Accounts payable and accrued expenses                        $1,001,768         $  353,788
  Current portion of obligations under capital leases              99,490             72,627
  Current maturities of long-term debt                             91,667            240,673
  Current portion of obligations under
    noncompetition agreements                                     325,000
  Due to related party                                            377,862
                                                               -----------------------------
Total current liabilities                                       1,895,787            667,088

Long-term debt, less current maturities                           744,779
Obligations under capital leases                                  122,621             82,827
Obligations under noncompetition agreements                       293,153            587,486
                                                               -----------------------------
Total liabilities                                               3,056,340          1,337,401

Minority interest                                                 201,106

                                                                        December 31
                                                                   1995              1994
                                                               -----------------------------



Redeemable stock:
  Redeemable convertible preferred stock,
    Series 1, $.01 par value -- 1,600,000
    shares authorized, issued and outstanding                      2,700,000         2,500,000
  Redeemable convertible preferred stock,
    Series 2, $.01 par value -- 3,000,000
    shares authorized, 2,537,843 shares
    issued and outstanding                                         4,479,221         3,518,545
                                                                 -----------------------------
Total redeemable stock                                             7,179,221         6,018,545

Stockholders' equity (deficit):
  Common stock, $01 par value--8,000,000 shares
    authorized, issued and outstanding 671,855
    shares in 1995 and 651,855 in 1994                                 6,719             6,519
  Additional paid-in capital                                          11,022             6,222
  Accumulated deficit                                             (6,205,146)       (3,863,730)
                                                                 -----------------------------
Total stockholders' equity (deficit)                              (6,187,405)       (3,850,989)
                                                                 -----------------------------
Total liabilities, redeemable stock and
  stockholders' equity (deficit)                                 $ 4,249,262       $ 3,504,957
                                                                 =============================

See accompanying notes.

                    Occupational Health + Rehabilitation Inc

                     Consolidated Statements of Operations


                                                           Year ended December 31
                                               1995                 1994                1993
                                           -----------------------------------------------------
Net patient service revenue                $ 5,798,037          $ 2,570,636          $ 1,618,242
Management fee income                          189,323              108,580               88,655
Other income                                    36,587               13,146               30,942
                                           -----------------------------------------------------
Total revenue                                6,023,947            2,692,362            1,737,839

Operating and administrative
  expenses
                                            (7,697,903)          (3,865,263)          (3,043,429)
Depreciation and amortization                 (365,486)            (222,274)            (219,616)
Interest expense                               (96,746)             (53,408)             (55,822)
Interest income                                 37,566               38,154               43,109
Minority interest in net loss of
  subsidiary                                   322,211
                                           -----------------------------------------------------
Loss before income taxes                     1,776,411           (1,410,429)          (1,537,919)
Deferred income tax benefit                                                               32,860
                                           -----------------------------------------------------

Net loss                                   $(1,776,411)         $(1,410,429)         $(1,505,059)
                                           =====================================================

Net loss available to common stock         $(2,337,087)         $(1,830,542)         $(1,796,726)
                                           =====================================================

Net loss per share                         $     (3.53)         $     (2.81)         $     (2.76)
                                           =====================================================
Weighted-average common shares
   and common share equivalents
   outstanding
                                               661,855              651,855              651,855
                                           =====================================================

See accompanying notes.

                    Occupational Health + Rehabilitation Inc

        Consolidated Statements of Common Stockholders' Equity (Deficit)
                              and Redeemable Stock

                                                                                    Total         Redeemable      Redeemable
                                                     Additional                  Stockholders'    Convertible     Convertible
                                    Common Stock       Paid-in     Accumulated      Equity      Preferred Stock  Preferred Stock
                                    Shares Amount      Capital       Deficit      (Deficit)        Series 1         Series 2
                                 -----------------------------------------------------------------------------------------------
Balance at December 31, 1992     651,855    $6,519     $6,222    $  (193,985)    $  (181,244)     $2,100,000      $       0

  Issuance of redeemable
    preferred stock                                                  (42,477)        (42,477)                      2,000,001
  Dividends on redeemable
    preferred stock                                                 (291,667)       (291,667)        200,000          91,667
  Net loss                                                        (1,505,059)     (1,505,059)
                                 -----------------------------------------------------------------------------------------------
Balance at December 31, 1993     651,855     6,519      6,222     (2,033,188)     (2,020,447)      2,300,000       2,091,668
  Issuance of redeemable
    preferred stock                                                                                                1,206,764
  Dividends on redeemable
    preferred stock                                                 (420,113)       (420,113)        200,000         220,113
  Net loss                                                        (1,410,429)     (1,410,429)
                                ------------------------------------------------------------------------------------------------
Balance at December 31, 1994     651,855     6,519      6,222     (3,863,730)     (3,850,989)      2,500,000       3,518,545
  Issuance of common stock        20,000       200      4,800                          5,000
  Issuance of redeemable
    preferred stock                                                   (4,329)         (4,329)                        600,000
  Dividends on redeemable
    preferred stock                                                 (560,676)       (560,676)        200,000         360,676
  Net loss                                                        (1,776,411)     (1,776,411)
                                ------------------------------------------------------------------------------------------------

Balance at December 31, 1995     671,855    $6,719    $11,022    $(6,205,146)    $(6,187,405)     $2,700,000      $4,479,221
                                ================================================================================================


See accompanying notes.

                    Occupational Health + Rehabilitation Inc

                      Consolidated Statements of Cash Flows

                                                                  Year ended December 31
                                                         1995              1994              1993
                                                    -------------------------------------------------
Operating activities
Net loss                                            $(1,776,411)       $(1,410,429)       $(1,505,059)
Adjustments to reconcile net loss to net cash
   used in operating activities:
     Depreciation and amortization                      365,486            222,274            219,616
     Amortization of discount                            30,667             29,145             26,414
     Minority interest in loss of subsidiary           (322,211)
     Loss on sale of equipment                            1,800
     Deferred income tax benefit                                                              (32,860)
     Changes in operating assets and
       liabilities:
       Accounts receivable                              297,074           (145,251)            19,578
       Prepaid expenses and other
          current assets                               (130,756)            (7,688)          (111,034)
       Due from related party, net                      105,556
       Deposits and other noncurrent assets              91,464            (10,749)          (113,913)
       Accounts payable and accrued
          expenses                                      543,072             90,659             94,713
                                                    -------------------------------------------------
Net cash used in operating activities                  (794,259)        (1,232,039)        (1,402,545)

Investing activities
Property and equipment additions                       (161,570)           (73,266)          (233,589)
Cash paid for acquisitions                             (336,278)           (41,174)
                                                    -------------------------------------------------
Net cash used in investing activities                  (497,848)          (114,440)          (233,589)

Financing activities
Proceeds from sale of preferred stock, net              595,671          1,000,000          1,957,524
Proceeds from line of credit                                                75,000            262,591
Payments of long-term debt                             (240,693)          (115,959)          (164,430)
Payments of capital lease obligations                  (101,197)           (48,409)           (49,447)
Cash received by partnership                            196,000
                                                    -------------------------------------------------
Net cash provided by financing activities               449,781            910,632          2,006,238
                                                    -------------------------------------------------

Net increase (decrease) in cash and cash
   equivalents                                         (842,326)          (435,847)           370,104
Cash and cash equivalents at beginning of
   year                                               1,211,285          1,647,132          1,277,028
                                                    -------------------------------------------------
Cash and cash equivalents at end of year            $   368,959        $ 1,211,285        $ 1,647,132
                                                    =================================================

                    Occupational Health + Rehabilitation Inc
                Consolidated Statements of Cash Flows (continued)


Supplemental Disclosure of Noncash Items:

- --The Company entered into capital lease obligations during 1995, 1994 and 1993 totaling $167,854, $87,872 and $165,438, respectively.

- --During 1995, 1994 and 1993, the Company accrued dividends in kind to preferred shareholders of $560,676, $420,113 and $291,667, respectively.

- --In 1994, $206,764 of the acquisition of Link Performance and Recovery Systems, Inc. was financed through the issuance of 137,842 shares of Series 2 Preferred Stock.

- --In 1995, $5,000 of the acquisition of Family Health Care, P.A. was financed through the issuance of 20,000 shares of Common Stock as part of a noncompetition agreement.

See accompanying notes.

                    Occupational Health + Rehabilitation Inc
                   Notes to Consolidated Financial Statements

                                December 31, 1995

1.  Summary of Significant Accounting Policies

Business

Occupational Health + Rehabilitation Inc, formerly Occupational Health, Inc. (the Company), a Delaware corporation, was incorporated on May 15, 1992 for purposes of acquiring Occupational Orthopedic Center, Inc. (OOC) on July 1, 1992. The Company had no significant operations prior to that date.

The Company develops and operates outpatient medical centers specializing in the prevention, treatment and management of work-related injuries and illnesses. The Company operates the centers under long-term service agreements with physician and physical therapy groups that practice exclusively through such centers.

Effective April 1, 1995, the Company entered into a partnership agreement with NEB Enterprises, Inc., forming NEB Occupational Health (NEBOH), to provide management and related services to the centers established by the partnership (see Note 2).

Basis of Presentation

The Company's consolidated financial statements have been presented on a going-concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company generated losses of $1,776,411 during the year ended December 31, 1995 and cumulative net losses of $4,691,899 during the three-year period then ended. As an early-stage company, the Company has predictably generated losses as it has developed its network of rehabilitation centers. The Company's cash flow needs have been met through the infusion of capital from venture capital investors through the sale of preferred stock. At December 31, 1995, management's plan for the 1996 year indicates that another infusion of capital will be necessary to meet both operational needs and requirements for potential acquisitions. As more fully described in Note 14, the Company has signed a letter of intent to merge into Telor Ophthalmic Pharmaceuticals, Inc. (Telor). Telor has adequate cash resources to ensure that the Company can continue as a going concern through December 31, 1996. Should the merger with Telor not be consummated, management will seek funding through the Company's venture capital investors or other financing sources.

Principles of Consolidation

The consolidated financial statements include the accounts of Occupational Health + Rehabilitation Inc, its wholly-owned subsidiary and its majority-owned partnership, NEBOH. All significant intercompany accounts and transactions have been eliminated.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at date of purchase to be cash equivalents.

Property and Equipment

Property and equipment is stated on the basis of cost. Depreciation of property and equipment is calculated using the straight-line and declining-balance methods over the estimated useful lives of the assets. Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or the estimated useful life of the asset. Amortization of assets under capital lease is included with depreciation.

Intangible Assets

Excess Cost of Net Assets Acquired

The excess of cost over the fair value of the net assets of businesses acquired (goodwill) is amortized using the straight-line method over periods of 20 to 40 years.

Noncompetition Agreements

Covenants not-to-compete are amortized over the term of the noncompetition agreement, which is currently five years.

Organization Costs

Costs of organizing the Company are being amortized over a period of five years.

The carrying value of intangible assets will be reviewed if the facts and circumstances suggest that it may be impaired. If this review indicates that an intangible asset will not be recoverable, an impairment loss is recognized to the extent the sum of the undiscounted expected future cash flows is less than the carrying amount of the asset. Measurement of impairment should be based on the fair value of the asset. No such impairment exists at December 31, 1995.

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which establishes criteria for the recognition and measurement of impairment loss associated with long-lived assets. The Company will be required to adopt this Standard in the first quarter of 1996. Based on the Company's initial evaluation, adoption is not expected to have a material impact on the Company's financial position or results of operations.

Net Patient Service Revenue

Net patient service revenue for all centers is recorded at established rates reduced by allowances for doubtful accounts and contractual adjustments, which amounted to $801,076, $321,168 and $321,896 for the years ended December 31, 1995, 1994 and 1993, respectively.

Professional Liability Coverage

The Company maintains professional liability insurance coverage on a claims-made basis in Maine and Rhode Island, and on an occurrence basis in Massachusetts and Vermont. Management is unaware of any claims that may result in a loss in excess of amounts covered by its existing insurance.

Stock Option Accounting

The Company accounts for its stock compensation arrangements under the provisions of APB 25, "Accounting for Stock Issued to Employees," and intends to continue to do so.

Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, long-term debt and obligations under noncompetition agreements. The Company believes that the carrying value of its financial instruments approximates fair value. The Company has made this determination for its fixed-rate long-term debt based upon interest rates currently available to it to refinance such debt.

Net Loss Per Common Share

Net loss per share of common stock is computed by dividing net loss, adjusted for preferred stock dividends, by the weighted-average number of shares of common stock outstanding during each period presented. The effect of options and warrants is not considered as it would be antidilutive.

Reclassifications

Certain reclassifications of 1994 amounts have been made to permit comparison.

2.  Acquisitions and Joint Ventures

During 1994, the Company purchased substantially all the net assets of Link Performance and Recovery Systems, Inc., an outpatient medical center located in Maine. The purchase price was $247,938 which was paid in cash and 137,842 shares of Series 2 preferred stock. The transaction was accounted for as a purchase.

Effective April 1995, the Company entered into a partnership, NEBOH, with NEB Enterprises, Inc. (NEBE), a wholly-owned subsidiary of New England Baptist Hospital, to provide management and related services to the centers established by the partnership. The Company made a capital contribution to NEBOH of $204,000 in cash and has a partnership interest equal to 51%. In addition, OH+R has control of the business and affairs of the partnership through its majority control of the Management Committee. The Management Committee consists of two persons designated by NEBE (the minority shareholder) and three persons designated by OH+R. Therefore, OH+R has majority voting control of the partnership and consolidates the partnership in its financial statements. Under the terms of a related agreement, the Company issued a promissory note payable to NEBE in the amount of $536,446 and incurred a short-term obligation of $104,908 to NEBE for the purchase of 51% of the assets, properties and rights, both tangible and intangible, in the Waltham center owned by NEBE and operated by the

Company. NEBE acquired from the Company a 49% interest in certain of the Company's Boston center assets. These exchanges of assets of the Waltham center and Boston center were consummated at the fair value of the tangible and intangible net assets of the centers. Goodwill of $337,464 was recorded by OH+R in connection with these transactions. Both the Company and NEBE contributed their respective interests in the Waltham and Boston centers to the partnership. The promissory note, at the option of the holder, may be converted into shares of common stock of the Company. As a result of the Company's interest to merge with Telor (see Note 14), the seller has agreed to waive the right to convert the note into shares of common stock of the Company.

In May 1995, the Company purchased substantially all of the assets (excluding accounts receivable) of Family Health Care, P.A., a physician practice located in Bangor, Maine. The purchase price was $105,000, consisting of 20,000 common stock shares of the Company and a promissory note. At the option of the holder, principal payments may be made in shares of common stock of the Company. As a result of the Company's intent to merge with Telor (see Note 14), the seller has agreed to waive the right to receive such shares under the promissory note. The note is secured by certain assets of the Company. This transaction was accounted for as a purchase.

In June 1995, the Company purchased substantially all of the assets (excluding accounts receivable) of Green Mountain Sports Physical Therapy, an outpatient therapy center located in Vermont. The purchase price was $400,000, consisting of cash and a promissory note. At the option of the holder, principal payments may be made in shares of common stock of the Company. As a result of the Company's intent to merge with Telor (see Note 14), the seller has agreed to waive the right to receive shares under the promissory note. The note is secured by certain assets of the Company. This transaction was accounted for as a purchase.

Certain purchase agreements require additional payments if specific financial targets are met. In 1995, no additional payments were made.

3.  Management Agreements

New England Baptist Hospital

On April 1, 1993, the Company entered into a management agreement with New England Baptist Hospital in Boston, Massachusetts. Under the agreement, the Company operated an outpatient medical center in Waltham, Massachusetts in return for management fees. The management agreement terminated when the Company entered into a partnership agreement with NEBE (see Note 2). Management fees of $21,555, $108,580 and $88,655 were earned in 1995, 1994 and 1993, respectively, under this agreement.

NEB Occupational Health

Effective April 1995, NEBOH entered into a management agreement with New England Baptist Hospital. Under the terms of the agreement, NEBOH operates an outpatient medical center in Waltham, Massachusetts in return for a fee equal to the net revenue (as defined) of the center, less certain primary expenses. Fees earned during 1995 were $589,363, comprised of $705,411 of net revenue, less primary expenses of $116,048. Such revenue and expenses are included in net patient service revenue, and cost of services and administrative expenses, respectively, in the consolidated statement of operations.

Effective April 1995, the Company entered into a submanagement agreement with NEBOH. Under the terms of the agreement, the Company operates outpatient medical centers in Waltham and Boston, Massachusetts in return for management fees. Management fees of $167,768 were earned in 1995 under this agreement.

4.  Sale of Accounts Receivable

In June 1995, the Company entered into an agreement with NPF-WL, Inc. (Purchaser) and National Premier Financial Services, Inc. (Servicer) of Dublin, Ohio for the sale of receivables from certain Company centers. Under the terms of this agreement, certain eligible medical receivables are sold to the Purchaser on a weekly basis. Up to $1,200,000, ongoing, is available to the Company. Total proceeds during 1995 were $1,857,978 under this agreement. The Company is required to maintain credit reserves with the Purchaser equal to 17% of the total outstanding purchase and to pay interest equal to 1.17% per month on the outstanding purchase balance. The Company paid $72,134 in interest during 1995. At December 31, 1995, the outstanding purchase was $626,897 and was appropriately recorded as a deduction of accounts receivable. The Company maintained credit reserves of $116,056 at December 31, 1995 in other current assets.

5.  Property and Equipment

Property and equipment consist of the following:

                                               December 31
                                          1995             1994
                                        -------------------------

Vehicles                                $   13,000
Medical equipment                          911,058       $489,857
Furniture and office equipment             451,631        313,943
Leasehold improvements                     220,504        122,244
                                        -------------------------
                                         1,596,193        926,044
Less accumulated depreciation              537,882        366,133
                                        -------------------------
                                        $1,058,311       $559,911
                                        =========================

The cost of certain equipment leased under capital lease agreements was $420,727 and $252,873 at December 31, 1995 and 1994, respectively. Accumulated depreciation on these capitalized lease assets was $81,813 and $37,233 at December 31, 1995 and 1994, respectively.

6.  Intangible Assets

Intangible assets consist of the following:

                                                December 31
                                          1995             1994
                                        -------------------------

Excess cost of net assets acquired      $1,299,067     $  540,614
Noncompetition agreements                  632,144        617,144
Organization costs                         208,420        121,929
                                        -------------------------
                                         2,139,631      1,279,687
Less accumulated amortization              574,452        380,076
                                        -------------------------
                                        $1,565,179     $  899,611
                                        =========================

7.  Long-Term Debt and Noncompetition Agreements

Long-term debt consists of the following:

                                                              December 31
                                                           1995        1994
                                                         --------------------
Note payable to NEBE                                     $536,446
Promissory note, bearing interest at 9% due in
    three annual installments through June 1998           200,000
Promissory note, bearing interest at 8.5% due
    in four annual installments through June 1999         100,000
Line of credit with bank, bearing interest at the
    bank's prime rate plus 1%                                        $150,000
Term loan payable to bank, bearing interest at the
    bank's prime rate plus 1%, due June 1996                           67,340
Note payable to bank, bearing interest at the
    bank's prime rate plus 1%, due February 1996                       23,333
                                                         --------------------
                                                          836,446     240,673
Less current portion                                       91,667     240,673
                                                         --------------------

                                                         $744,779    $      0
                                                         ====================

In June, 1995, the Company repaid certain amounts outstanding under its debt agreements with the proceeds of an accounts receivable factoring agreement (see
Note 4).

In connection with its investment in NEBOH, on April 1, 1995, the Company entered into a convertible subordinated note agreement with NEBE in the amount of $536,446. The note carries interest at 9.75% and requires payment of interest only, in arrears, on April 1, 1996, 1997 and 1998. Beginning October 1, 1999, the Company is required to make semi-annual payments of interest, in arrears, on each October 1st and April 1st. Beginning April 1, 1999, the Company is required to make five equal installments of principal of $107,293 on each April 1 until final maturity on April 1, 2003. Payments of principal may be deferred at the option of the payee. At the option of NEBE the note may be converted into shares of the Company's common stock at a price of $1.50 per share, subject to adjustment in certain circumstances. The note will automatically convert in the event of an initial public offering, merger or sale of the Company, subject to certain conditions. The note is secured by a special distribution of certain assets of NEBOH.

Obligations under noncompetition agreements of $618,153 are net of unamortized discount of $31,847 at December 31, 1995 (effective interest rate 5.22%). These obligations consist of amounts due to five individuals in connection with the acquisition of OOC and are payable in equal installments of $325,000 during 1996 and 1997.

Maturities of obligations under noncompetition agreements are as follows:
1996--$325,000 and 1997--$293,153.

Aggregate maturities of obligations under long-term debt agreements are as follows:

                         1996                      $ 91,667
                         1997                        91,667
                         1998                        91,666
                         1999                       132,293
                         2000                       107,293
                         Thereafter                 321,860
                                                   --------

                                                   $836,446
                                                   ========

Interest paid in 1995, 1994 and 1993 amounted to $113,903, $50,676 and $29,408, respectively.

8.  Leases

The Company maintains operating leases for commercial property and office equipment. The commercial leases contain renewal options and require the Company to pay certain utilities and taxes over established base amounts. Operating lease expense amounted to $717,804, $392,862 and $295,733 for 1995, 1994 and
1993, respectively.

In 1995, 1994 and 1993, the Company entered into various capital lease agreements for the purchase and installation of certain therapy equipment, office equipment, computer equipment and software (see Note 5).

Future minimum lease payments under capital leases and noncancelable operating leases are as follows:

                                               Capital Leases      Operating Leases
                                               ------------------------------------
1996                                             $123,067             $  673,082
1997                                               99,131                509,381
1998                                               32,729                245,928
1999                                                3,665                248,839
2000                                                                      79,344
                                                 -------------------------------
Total minimum lease payments                      258,592             $1,756,574
                                                                      ==========
Amounts representing interest                      36,481
                                                 --------

Present value of net minimum lease payments      $222,111
                                                 ========

9.  Income Taxes

The Company provides for income taxes under the liability method. Deferred income taxes arise principally from temporary differences related to accrued bonuses, net operating losses, bad debt reserves and use of accelerated depreciation for tax return purposes. The components of the Company's deferred income taxes at December 31, 1995 and 1994 are as follows:

                                                             December 31
                                                       1995               1994
                                                   ------------------------------

Deferred tax assets                                $ 1,906,225        $ 1,199,241
Less valuation allowance                            (1,852,874)        (1,144,967)
                                                   -----------        -----------

Deferred tax asset after valuation allowance       $    53,351        $    54,274
                                                   ===========        ===========

Deferred tax liability                             $   (53,351)       $   (54,274)
                                                   ===========        ===========

At December 31, 1995, the Company had net operating loss carryforwards for federal income tax purposes of approximately $4,624,878 which begin to expire in 2008. For financial reporting purposes, a valuation allowance of $1,862,901 has been recognized to offset deferred tax assets related to this carryforward since uncertainty exists with respect to future realization of such carryforwards.

10.  Stockholders' Equity and Redeemable Preferred Stock

In April 1995, the Company adopted a Certificate of Amendment of their Certificate of Incorporation which increased the authorized number of shares of Common Stock of the Company from 6,000,000 to 8,000,000 shares and Series 2 Preferred Stock from 2,500,000 to 3,000,000 shares. The Company has reserved 5,514,575 shares of Common Stock for future issuance under the terms of the Preferred Stock, Warrant, Stock Option and NEBE Note Agreements.

Preferred Stock

Each share of Series 1 and Series 2 Preferred Stock (Preferred Stock) is convertible into one share of common stock, subject to certain anti-dilution requirements, and will automatically convert immediately prior to the closing of an initial public offering at a price of at least $4.50 per share. Each share of Preferred Stock is entitled to one vote. Dividends are payable when and if declared by the Board of Directors and accrue at an annual cumulative rate of $.125 and $.150 per share on the Preferred Stock, respectively. Dividends accrued on the Series 1 Preferred Stock totaled $200,000 in each of 1995, 1994 and 1993. Dividends accrued on the Series 2 Preferred Stock totaled $360,676, $220,113 and $91,667 for 1995, 1994 and 1993, respectively.

In the event of voluntary or involuntary liquidation, distribution of assets, dissolution or winding up of the Company, and after payment in full of all debts and other obligations of the Company, the holders of the Preferred Stock are entitled to receive an amount equal to $1.25 and $1.50, respectively, per share plus all accrued but unpaid dividends, whether or not declared.

At any time after July 1998, any holder of Preferred Stock shall have the right, at such holder's option, to require the Company to redeem all or part of the Preferred Stock at a redemption value of $1.25 plus all unpaid dividends for the Series 1 Preferred Stock and $1.50 plus all unpaid dividends for the Series 2 Preferred Stock.

At any time after July 1999, the Company may redeem all, but not less than all, of the Preferred Stock at the same redemption values noted in the previous paragraph.

In April 1995, the Company issued 400,000 shares of Series 2 Preferred Stock and received proceeds of $600,000.

Common Stock

On July 1, 1992, the Company sold 651,855 shares of $.01 par value common stock to its founders for $6,519. These shares are subject to certain vesting and repurchase agreements.

During 1995, the Company issued 20,000 of its common stock at $.25 per share as part of a noncompetition agreement.

Warrants

In conjunction with the acquisition of OOC and the sale of Series 1 Preferred Stock (see Note 1 and Preferred Stock section above), the Company issued stock purchase warrants. The warrants provide the holders the right to purchase an aggregate of 148,150 shares of common stock at $1.25 per share. The warrants are exercisable in part or whole from July 1, 1997 until August 31, 1997.

Stock Plan

The Company's Stock Plan provides the opportunity for employees, related corporations, directors and consultants to be granted options to purchase, receive awards or make direct purchases of up to 870,951 shares of the Company's common stock. Options granted under the Plan may be "incentive stock options" or "nonqualified options" under the applicable provisions of the Internal Revenue Code. The exercise price of "incentive stock options" granted under the plan may not be less than the fair market value of the Company's common stock at the date of grant. "Nonqualified options" may not be granted at less than 50% of fair market value.

Option activity under the plan was as follows:

                                                      Number of    Option Price
                                                       Shares        Per Share
                                                      -------------------------
Outstanding at December 31, 1992                               0         $.25
  Granted                                                560,065          .25
  Canceled                                              (123,050)         .25
                                                      -------------------------

Outstanding at December 31, 1993                         437,015          .25
  Granted                                                180,260          .25
  Canceled                                               (77,400)         .25
                                                      -------------------------

Outstanding at December 31, 1994                         539,875          .25
  Granted                                                 71,850      .25-.50
  Canceled                                               (55,700)         .25
                                                      -------------------------

Outstanding at December 31, 1995                         556,025     $.25-.50
                                                      =========================

No options were exercised in 1995, 1994 or 1993. At December 31, 1995, options covering 210,070 shares were exercisable. All options granted vest over a four-year period.

In January 1996, options covering an additional 317,100 shares were granted at $.50 per share. All options granted vest over a two to four-year period, except for 200,000 options which vest upon the occurrence of certain events.

11.  Employee Benefit Plan

The Company has a qualified 401(k) plan (the Plan) for all employees meeting certain eligibility requirements. The Company contributes a stipulated percentage based on employee contributions. Company contributions to the Plan were $38,118, $26,269 and $15,799 during 1995, 1994 and 1993, respectively.

12.  Transactions with Related Parties

Amounts due to NEBOH from New England Baptist Hospital consist of cash collected from certain accounts related to a management agreement and from certain accounts contributed to NEBOH under a partnership agreement effective April 1, 1995. Amounts owed to NEBOH at December 31, 1995 were $680,445.

Amounts payable to New England Baptist Hospital from NEBOH consist of certain operating expenses paid by New England Baptist Hospital during the year. Amounts owed to New England Baptist Hospital at December 31, 1995 were $377,862.

The Company rents certain fixed assets to NEBOH. Equipment rent expense for 1995 was $14,569.

13.  Subsequent Events

In January 1996, NEBOH obtained a line of credit with a bank which provided for borrowings of up to $300,000. The line of credit is secured by certain accounts receivable of the partnership. The proceeds of the line are to be used for general operating expenses. The line bears interest at prime plus 3/4%.

On March 4, 1996, the Company signed a promissory note with one of its investors to provide for borrowings of up to $350,000. The proceeds of the note are to be used for the payment of certain outstanding debt. The note is due and payable on the earlier of the closing of the merger (see Note 14) or January 15, 1997 and bears interest at 9%. The note is unsecured.

14.  Merger

On December 6, 1995, the Company signed a letter of intent to merge into Telor. Under the terms of the merger, all of the outstanding shares of common stock and convertible preferred stock of the Company at the effective date of the merger will be converted into shares of Telor common stock, $.001 par value. All of the outstanding warrants and options to purchase shares of Company common stock will upon the merger become warrants and options to purchase shares of Telor common stock.

Immediately after the consummation of the merger, the Company stockholders will hold or have the right to receive upon exercise of options or warrants fifty percent (50%) of the outstanding shares of Telor stock on a fully diluted basis. The name of the surviving corporation will be Occupational Health + Rehabilitation Inc. It is expected that the merger will be accounted for as a reverse purchase and is intended to qualify as a tax-free reorganization.

                    Occupational Health + Rehabilitation Inc

                           Consolidated Balance Sheets
                                   (UNAUDITED)

                                                                       March 31
                                                                1996             1995
                                                             ---------------------------
ASSETS
Current assets:
  Cash and cash equivalents                                  $  122,887       $  736,568
  Accounts receivable, net                                      432,480          525,881
  Prepaid expenses                                              123,051          114,329
  Other accounts receivable                                       6,568           79,013
  Due from related party                                        687,949
  Other assets                                                  151,887
                                                             ---------------------------
Total current assets                                          1,524,822        1,455,791

Property and equipment, net                                   1,015,136          615,858
Intangible assets, net                                        1,575,411          862,277
Deposits                                                         38,117          161,990
Other assets                                                     27,000
                                                             ---------------------------
Total assets                                                 $4,180,486       $3,095,916
                                                             ===========================

LIABILITIES, REDEEMABLE STOCK AND STOCKHOLDERS' EQUITY
(DEFICIT)
Current liabilities:
  Accounts payable and accrued expenses                      $  934,083       $  388,085
  Current portion of obligations under capital leases            89,220           97,214
  Current maturities of long-term debt                          391,668          210,864
  Current portion of obligations under
    noncompetition agreements                                   325,000
  Due to related party                                          535,475
                                                             ---------------------------
Total current liabilities                                     2,275,446          696,163

Long-term debt, less current maturities                         744,779           14,177
Obligations under capital leases                                101,224          111,889
Obligations under noncompetition agreements                     300,820          595,153
                                                             ---------------------------
Total liabilities                                             3,422,269        1,417,382

Minority interest                                               123,305

                                                                       March 31
                                                                1996             1995
                                                             ---------------------------
Redeemable stock:
  Redeemable convertible preferred stock,
    Series 1, $.01 par value -- 1,600,000
    shares authorized, issued and outstanding                  2,750,000        2,550,000
  Redeemable convertible preferred stock,
    Series 2, $.01 par value -- 3,000,000
    shares authorized, issued and outstanding
    2,537,843 shares in 1996 and 2,137,843
    shares in 1995                                             4,574,390        3,598,714
                                                             -----------      -----------
Total redeemable stock                                         7,324,390        6,148,714

Stockholders' equity (deficit):
  Common stock, $.01 par value--8,000,000 shares
    authorized, issued and outstanding 674,605
    shares in 1996 and 651,855 shares in 1995                      6,744            6,519
  Additional paid-in capital                                      11,622            6,222
  Accumulated deficit                                         (6,707,844)      (4,482,921)
                                                             -----------      -----------
Total stockholders' equity (deficit)                          (6,689,478)      (4,470,180)
                                                             -----------      -----------
Total liabilities, redeemable stock and
  stockholders' equity (deficit)                             $ 4,180,486      $ 3,095,916
                                                             ===========      ===========

See accompanying notes.

                    Occupational Health + Rehabilitation Inc

                      Consolidated Statements of Operations
                                   (UNAUDITED)


                                                       Three months ended March 31,
                                                       ----------------------------
                                                          1996               1995
                                                          ----               ----

Net patient service revenue                           $ 1,936,596        $   833,618
Management fee income                                      39,124             16,753
Other income                                                2,589
                                                      ------------------------------
Total revenue                                           1,978,309            850,371

Operating and administrative expenses                  (2,253,605)        (1,274,716)
Depreciation and amortization                            (100,028)           (68,002)
Interest expense                                          (60,006)           (15,965)
Interest income                                                               19,290
Minority interest in net loss of subsidiary                77,801
                                                      ------------------------------
Net loss before income taxes                             (357,529)          (489,022)

Income taxes                                                    0                  0

                                                      ------------------------------
Net loss                                              $  (357,529)       $  (489,022)
                                                      ==============================

Net loss available to common stock                    $  (502,698)       $  (619,191)
                                                      ==============================

Net loss per share                                    $     (0.75)       $     (0.95)
                                                      ==============================

Weighted-average common shares and common share
  equivalents outstanding                                 674,355            651,855
                                                      ==============================

See accompanying notes.

                    Occupational Health + Rehabilitation Inc

 Consolidated Statements of Common Stockholders' Equity (Deficit) and Redeemable
                                     Stock

                                                                                    Total          Redeemable         Redeemable
                                                   Additional                    Stockholders'    Convertible         Convertible
                                   Common Stock     Paid-in     Accumulated         Equity       Preferred Stock    Preferred Stock
                                  Shares Amount     Capital       Deficit         (Deficit)         Series 1           Series 2
                                 --------------------------------------------------------------------------------------------------
Balance at December 31, 1995     671,855   $6,719   $11,022     $(6,205,146)    $(6,187,405)      $2,700,000          $4,479,221
  Issuance of common stock         2,500       25       600                             625
  Dividends on redeemable
    preferred stock                                                (145,169)       (145,169)          50,000              95,169
  Net loss                                                         (357,529)       (357,529)
                                 --------------------------------------------------------------------------------------------------
Balance at March 31, 1996        674,355   $6,744   $11,622     $(6,707,844)    $(6,689,478)      $2,750,000          $4,574,390
                                 ==================================================================================================

                                                                                    Total          Redeemable         Redeemable
                                                   Additional                    Stockholders'    Convertible         Convertible
                                   Common Stock     Paid-in     Accumulated         Equity       Preferred Stock    Preferred Stock
                                  Shares Amount     Capital       Deficit         (Deficit)         Series 1           Series 2
                                 --------------------------------------------------------------------------------------------------
Balance at December 31, 1994     651,855   $6,519    $6,222     $(3,863,730)    $(3,850,989)      $2,500,000          $3,518,545
  Dividends on redeemable
    preferred stock                                                (130,169)       (130,169)          50,000              80,169
  Net loss                                                         (489,022)       (489,022)
                                 --------------------------------------------------------------------------------------------------
Balance at March 31, 1995        651,855   $6,519    $6,222     $(4,482,921)    $(4,470,180)      $2,550,000          $3,598,714
                                 ==================================================================================================

                    Occupational Health + Rehabilitation Inc

                      Consolidated Statements of Cash Flows
                                   (UNAUDITED)


                                                            Three months ended March 31,
                                                            ----------------------------
                                                               1996              1995
                                                               ----              ----
OPERATING ACTIVITIES:
Net loss                                                    $(357,529)       $ (489,022)
Adjustments to reconcile net loss to net cash used in
  operating activities:
    Depreciation and amortization                             100,028            68,002
    Amortization of discount                                    7,668             7,667
    Minority interest in loss of subsidiary                   (77,801)                0
    Changes in operating assets and liabilities:
      Accounts receivable                                    (195,605)            8,068
      Prepaid expenses and other current assets               (12,044)          (54,636)
      Due from related party, net                             150,109
      Deposits and other noncurrent assets                      4,914              (495)
      Accounts payable and accrued expenses                   (67,685)           34,297
                                                            ---------------------------
Net cash used in operating activities                        (447,945)         (426,119)

INVESTING ACTIVITIES:
Property and equipment additions                               (3,812)          (11,476)
Additions to goodwill                                         (63,273)
                                                            ---------------------------
Net cash used in investing activities                         (67,085)          (11,476)

FINANCING ACTIVITIES:
Proceeds from sale of preferred stock, net                        625
Proceeds from line of credit and loans payable                300,000
Payments of long-term debt                                    (31,667)          (37,122)
                                                            ---------------------------
Net cash provided (used) by financing activities              268,958           (37,122)
                                                            ---------------------------

Net decrease in cash and cash equivalents                    (246,072)         (474,717)

Cash and cash equivalents at beginning of period              368,959         1,211,285
                                                            ---------------------------
Cash and cash equivalents at end of period                  $ 122,887        $  736,568
                                                            ===========================

See accompanying notes.

                    Occupational Health + Rehabilitation Inc

               Notes to Interim Consolidated Financial Statements
                                   (UNAUDITED)

                                 March 31, 1996


1.       Basis of Presentation

The accompanying unaudited interim financial statements of Occupational Health + Rehabilitation Inc ("OH+R" or the "Company") have been prepared in accordance with Rule 10.01 of Regulation S-X pertaining to interim financial statements and do not include all financial information and disclosures required by generally accepted accounting principles. The interim financial statements presented herein reflect all adjustments (consisting of normal recurring adjustments) which, in the opinion of management, are considered necessary for a fair presentation of the Company's financial condition as of March 31, 1996 and 1995 and results of operations for the three months ended March 31, 1996 and 1995. The results of operations for the three months ended March 3l, 1996 are not necessarily indicative of the results that may be expected for the full year.

2.       Subsequent Events

Mergers:

Telor Ophthalmic Pharmaceuticals, Inc. Effective June 6, 1996, the Company merged (the "Merger") with Telor Ophthalmic Pharmaceuticals, Inc. ("Telor"), with Telor being the surviving company (the "Surviving Company"). Telor had historically been involved in the development of ophthalmic pharmaceuticals. In connection with the Merger, the Surviving Company changed its name to Occupational Health + Rehabilitation Inc and assumed the business of OH+R. In conjunction with the Merger, the Surviving Company issued 681,415 shares of its common stock in exchange for all outstanding shares of OH+R capital stock. Outstanding options held by employees, directors and consultants of OH+R to purchase 832,000 shares of OH+R common stock were converted into options to purchase approximately 117,807 shares of the Surviving Company's common stock. Warrants to purchase 148,150 shares of OH+R common stock now entitle the holders to acquire 20,975 shares of the Surviving Company's common stock.

Effective June 7, 1996, the Surviving Company was listed on the Nasdaq SmallCap Market under the symbol OHRI.

The Merger was accounted for as a reverse acquisition whereby OH+R was deemed to have acquired Telor for financial reporting purposes. Consistent with the reverse acquisition accounting treatment, historical financial statements for the Surviving Company for periods prior to the date of the Merger will be those of OH+R. Under the purchase method of accounting, balances and results of operations of Telor will be included in the Surviving Company's financial statements from the date of the Merger forward.

In July 1994, Telor entered into a ten-year lease agreement for a facility in Wilmington, Massachusetts. The Company is conducting no operations in this facility but is responsible for its share of operating costs of the facility, including taxes, insurance, maintenance and subject to certain limitations, repairs. The Company has the right to terminate the lease after five years and payment of a fee of approximately $60,000. In connection with the lease, the landlord financed $600,000 of leasehold improvements. This obligation is payable in monthly payments of principal and interest of $7,601 through October 31, 2004. If the Company terminates the lease at the end of five years, the unpaid balance of the obligation is due on the lease termination date.

The Company is actively seeking to obtain one or more subleases for its facility in Wilmington, Massachusetts or to terminate the lease by securing one or more replacement tenants. On May 6, 1996, the Company signed one sublease agreement. The Company cannot predict if and when a second sublease will be concluded or that negotiations will result in favorable terms for the Company.

The Company is required to have secured letters of credit aggregating $360,000 for a portion of the unpaid obligation. The cash which secured the letters of credit is classified as restricted cash in the accompanying balance sheets and is included in non-current other assets.

Pending Acquisition:

The Health Center. The Company executed a letter of intent dated May 21, 1996 to purchase 90% of the assets (excluding accounts receivable) of The Health Center, an ambulatory care facility owned and operated by Advanced Health Services, Inc. (Seller) located in Lewiston, Maine. The Company and the Seller plan to form a limited liability company (LLC). OH+R plans to contribute to the LLC the assets purchased from the Seller and the Seller plans to contribute the remaining 10% of the assets of The Health Center to the LLC. The terms of the purchase would consist of cash and a promissory note aggregating $140,000 and an earn out provision to earn up to $100,000 over a period not to exceed eight years following the closing.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

                   Telor Ophthalmic Pharmaceuticals, Inc. and
                    Occupational Health + Rehabilitation Inc



         The following Unaudited Pro Forma Combined Balance Sheet at March 31, 1996 and the Unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 1995 and the three months ended March 31, 1996 give effect to the Merger accounted for under the reverse acquisition purchase method of accounting. The financial information for the year ended December 31, 1995 for Telor has been obtained from the financial statements of Telor which have been audited by Arthur Andersen LLP. The consolidated financial information for the year ended December 31, 1995 for OH+R has been obtained from the consolidated financial statements of OH+R which have been audited by Ernst & Young LLP.

         The Unaudited Pro Forma Combined Financial Information is based on the historical financial statements of Telor and OH+R under the assumptions and adjustments set forth in the accompanying Notes to the Unaudited Pro Forma Combined Financial Information. The Unaudited Pro Forma Combined Balance Sheet assumes that the Merger was consummated on December 31, 1995, and the Unaudited Pro Forma Combined Statements of Operations assume that the Merger was consummated at the beginning of the periods indicated.

         The Pro Forma adjustments are based on the reverse acquisition method of accounting, which provides that the net assets of the acquired company (Telor) be recorded at their historical cost, which approximates fair value.

         The Unaudited Pro Forma Combined Financial Information may not be indicative of the results that actually would have occurred if the Merger had been in effect on the dates indicated or which may be expected in the future. The Unaudited Pro Forma Combined Financial Information should be read in conjunction with the historical financial statements and accompanying notes of Telor and OH+R.

                     TELOR OPHTHALMIC PHARMACEUTICALS, INC.
                                       AND
                    OCCUPATIONAL HEALTH + REHABILITATION INC

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                 March 31, 1996

                                                                                                Pro Forma
                                                           OH+R               Telor            Adjustments         Pro Forma
                                                        ---------------------------------------------------------------------
Assets
Current assets:
  Cash and cash equivalents                             $   122,887       $  3,716,294         $                   $3,839,181
  Short-term investments                                          -          1,027,800                              1,027,800
  Accounts receivable, net                                  432,480             27,953                                460,433
  Due from related party                                    687,949                  -                                687,949
  Other current assets                                      281,506             53,343                                334,849
                                                        -----------       ------------         -----------         ----------
Total current assets                                      1,524,822          4,825,390                   0          6,350,212

Property and equipment, net                               1,015,136             19,378                              1,034,514
Intangible assets, net                                    1,575,411                  -                              1,575,411
Other assets                                                 65,117            360,000                                425,117
                                                        -----------       ------------         -----------         ----------
                                                        $ 4,180,486       $  5,204,768                   0         $9,385,254
                                                        ===========       ============         ===========         ==========

Liabilities, Redeemable Stock And Stockholders'
Equity (Deficit)
Current liabilities:
  Accounts payable and accrued expenses                 $   934,087       $    589,511         $                   $1,523,598
  Current portion of obligations under                       89,220             44,185                                133,405
    capital leases
  Current maturities of long-term debt                      391,668                  -                                391,668
  Current portion of obligations under
    noncompetition agreements                               325,000                  -                                325,000
  Due to related party                                      535,475                  -                                535,475
                                                        -----------       ------------         -----------         ----------
Total current liabilities                                 2,275,450            633,696                   0          2,909,146

Long-term debt, less current maturities                     744,779                                                   744,779
Obligations under capital leases                            101,224            497,970                                599,194
Obligations under noncompetition
  agreements                                                300,820                  -                                300,820
                                                        -----------       ------------         -----------         ----------
                                                          3,422,273          1,131,666                   0          4,553,939

Minority interest                                           123,305                  -                                123,305

                                                                                                Pro Forma
                                                           OH+R               Telor            Adjustments         Pro Forma
                                                        ---------------------------------------------------------------------
Redeemable stock:                                         7,179,221                  -          (7,179,221)(B)              0

Stockholders' equity (deficit)
  Common stock                                                6,744                786              (6,064)(B)          1,466
  Additional paid-in capital                                 11,622         35,652,937         (25,767,792)(B)      9,896,767
  Accumulated deficit                                    (6,562,679)       (31,580,621)         32,953,077 (B)     (5,190,223)
                                                        -----------       ------------         -----------         ----------
Total stockholders' equity (deficit)                     (6,544,313)         4,073,102           7,179,221          4,708,010
                                                        -----------       ------------         -----------         ----------

Total liabilities, redeemable stock and
  stockholders' equity (deficit)                        $ 4,180,486       $  5,204,768                   0         $9,385,254
                                                        ===========       ============         ===========         ==========

See Accompanying Notes to Unaudited Pro Forma Combined Financial Information.

                     TELOR OPHTHALMIC PHARMACEUTICALS, INC.
                                       AND
                    OCCUPATIONAL HEALTH + REHABILITATION INC

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      For the year ended December 31, 1995

                                                                                     Pro Forma
                                                         OH+R           Telor       Adjustments         Pro Forma
                                                    --------------------------------------------------------------
Total revenue                                       $ 6,023,947       $               $               $  6,023,947
Operating and administrative expenses                (7,697,903)     (7,718,628)                       (15,416,531)
Depreciation and amortization                          (365,486)       (219,605)                          (585,091)
Interest expense                                        (96,746)              -                            (96,746)
Interest income                                          37,566         383,721                            421,287
Minority interest in net loss of subsidiary             322,211               -                            322,211
                                                    --------------------------------------------------------------

Net loss                                            $(1,776,411)    $(7,554,512)      $   0           $ (9,330,923)
                                                    ==============================================================

Net loss available to common stock                  $(2,337,087)    $(7,554,512)      $   0           $ (9,330,923)
                                                    ==============================================================

Net loss per share                                  $     (3.53)     $    (9.67)      $   0            $  (6.47)
                                                    ==============================================================

Weighted average common shares and
  common share equivalents outstanding                  661,855         780,886        (549)             1,442,192
                                                    ==============================================================

See Accompanying Notes to Unaudited Pro Forma Combined Financial Information.

                     TELOR OPHTHALMIC PHARMACEUTICALS, INC.
                                       AND
                    OCCUPATIONAL HEALTH + REHABILITATION INC

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                    For the three months ended March 31, 1996


                                                                                     Pro Forma
                                                          OH+R            Telor     Adjustments     Pro Forma
                                                    -----------------------------------------------------------
Total revenue                                         $ 1,978,309       $                            1,978,309
Operating and administrative expenses                  (2,253,605)       (576,652)                  (2,830,257)
Depreciation and amortization                            (100,028)              -                     (100,028)
Interest expense                                          (60,006)              -                      (60,006)
Interest income                                                 -          63,092                       63,092
Minority interest in net loss of subsidiary           $    77,801               -                       77,801
                                                    -----------------------------------------------------------

Net loss                                              $  (357,529)      $(513,560)    $    0       $  (871,089)
                                                    ===========================================================

Net loss available to common stock                    $  (502,698)      $(513,560)    $    0       $  (871,089)
                                                    ===========================================================

Net loss per share                                    $     (0.75)      $   (0.65)    $    0       $     (0.59)
                                                    ===========================================================

Weighted average common shares and
  common share equivalents outstanding                    674,355         785,621      7,023          1,466,999
                                                    ===========================================================

See Accompanying Notes to Unaudited Pro Forma Combined Financial Information.

                     TELOR OPHTHALMIC PHARMACEUTICALS, INC.
                                       AND
                    OCCUPATIONAL HEALTH + REHABILITATION INC

                      NOTES TO UNAUDITED PRO FORMA COMBINED
                              FINANCIAL INFORMATION

A.       Basis of Presentation

         The Unaudited Pro Forma Combined Balance Sheet assumes that the Merger was consummated on March 31, 1996, and the Unaudited Pro Forma Combined Statements of Operations assume that the Merger was consummated at the beginning of the periods indicated. The Merger has been accounted for in the accompanying Unaudited Pro Forma Combined Financial Information under the reverse acquisition purchase method of accounting.

B.       Balance Sheet Adjustments

         The adjustments to redeemable stock and stockholders' equity (deficit) comprise the following:

     -  Redeemable Stock:
         Waiver of accrued preferred stock dividends
           on OH+R Preferred Stock...............................................................  $ (1,372,456)
         Conversion of 1,600,000 shares of OH+R Series 1 Preferred Stock.........................    (2,000,000)
         Conversion of 2,537,843 shares of OH+R Series 2 Preferred Stock.........................    (3,806,765)
                                                                                                    ------------
                                                                                                   $ (7,179,221)

     -  Common Stock:
         Reversal of OH+R par value ($.01) of 674,605 shares.....................................  $     (6,744)
         Recording of Telor par value ($.001) of newly issued shares.............................           680
                                                                                                   ============
                                                                                                   $     (6,064)

     -  Additional paid-in capital:
         Conversion of OH+R preferred shares to common...........................................  $  5,806,179
         Elimination of Telor accumulated deficit................................................   (31,580,621)
         Reversal of OH+R additional paid-in capital on common shares............................         6,650
                                                                                                   ------------
                                                                                                   $(25,767,792)

     -  Accumulated deficit:
         Waiver of accrued preferred stock dividends
           on OH+R Preferred Stock...............................................................   $ 1,372,456
         Elimination of Telor accumulated deficit................................................    31,580,621
                                                                                                     ----------
                                                                                                    $32,953,077
                                                                                                     ==========

C.       Adjustments to Statement of Operations

         The adjustment to weighted average common shares and common share equivalents outstanding for purposes of computing pro forma net loss per share reflects the conversion of shares of OH+R Common Stock and OH+R Preferred Stock into Telor Stock at a conversion ratio of 0.1415957.

                                 Exhibit Index


      Exhibit No.                             Description
      -----------                             -----------
         2.1(a) Agreement and Plan of Merger, by and between Telor and OH+R, dated as of February 22, 1996 (Filed as Exhibit 10.50 to Form 10-K for the year ended December 31, 1995, File No. 0-21428 and incorporated by reference herein).

         2.1(b) Amendment No. 1 to the Agreement and Plan of Merger, dated as of April 30, 1996 (Filed herewith).

         2.1(c) Amendment No. 2 to the Agreement and Plan of Merger, dated as of May 10, 1996 (Filed herewith).

         4.1 Restated Certificate of Incorporation (Filed herewith).

         23.1              Consent of Ernst & Young LLP (Filed herewith).